UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

Six Flags Entertainment Corporation

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway, 15th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 652-9403

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to Alexander Weber, Jr.’s employment agreement is hereby incorporated into this Item 1.01 by reference.

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2010, Mark Jennings resigned from his position as a director of Six Flags Entertainment Corporation (the “Company”), effective immediately.

In addition, effective as of May 11, 2010, Mark Shapiro is no longer serving as President and Chief Executive Officer of the Company, and effective as of June 10, 2010 will no longer be with the Company.

On May 11, 2010, Alexander Weber, Jr., 58, was appointed President and interim Chief Executive Officer of the Company.  Prior to joining the Company, Mr. Weber served as President and Chief Executive Officer of Kings Leisure Partners, a consulting firm to the leisure industry, from June 2006 to May 2010, and as President and Chief Executive Officer of Palace Entertainment, LLC, the largest water park and family entertainment center company in the United States, from January 2007 to October 2007.  Prior to joining Palace Entertainment, Mr. Weber served as President and Chief Executive Officer of Paramount Parks, Inc. from 2002 to 2006.  Mr. Weber received a Bachelor’s Degree in Liberal Arts and a Master’s Degree in Business Administration from Xavier University, and a Doctorate in Organization and Management from Capella University.

Pursuant to an employment agreement between the Company and Mr. Weber (the “Weber Employment Agreement”), dated as of May 11, 2010 (the “Effective Date”), Mr. Weber will be located at the Company’s New York City office. Mr. Weber’s base salary will be $800,000 during the period he serves as President and interim Chief Executive Officer (the “CEO Period”), and will be reduced, to an amount determined by the  board of directors of the Company (the “Board”) but not less than $600,000, upon the appointment of another person to serve as President and /or Chief Executive Officer at which time Mr. Weber will become Chief Operating Officer of the Company.  Under the Weber Employment Agreement, Mr. Weber is also entitled to receive a target annual bonus of 100% of his base salary, with a maximum bonus opportunity of 150% of his base salary, subject to approval by the Board.  Not later than the earlier of (i) 30 days after Mr. Weber’s promotion on a permanent basis to Chief Executive Officer or within 60 days of the commencement of employment of another permanent Chief Executive Officer (if Mr. Weber remains employed by the Company at the end of such 60-day period), and (ii) the first anniversary of the Effective Date, Mr. Weber shall receive grants of equity in the Company, in an amount that the Board  believes is commensurate with Mr. Weber’s current and expected future role with the Company, and on terms and conditions consistent with those generally applicable to named executive officers of the Company. Mr. Weber is entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as receive certain perquisites and reimbursement of expenses incurred during his employment, including a temporary housing allowance and relocation expenses associated with his move to New York City. The term of the Weber Employment Agreement shall be four years from the Effective Date (the “Term”), with an automatic extension for additional one year periods absent written notice of non-renewal by either the Company or Mr. Weber.

The Weber Employment Agreement also provides that if Mr. Weber is terminated other than for cause, if he terminates his employment for good reason, or if he terminates his employment during the 10-day period following expiration of the Term due to the Company delivering a notice of non-renewal, Mr. Weber will receive, in addition to any accrued compensation or benefits, (i) a severance payout equal to his current base salary and target bonus for the year of termination, (ii) continued health and life insurance coverage for one year following termination or until he receives comparable coverage from a subsequent employer and (iii) immediate vesting of a minimum of 50% of his unvested equity awards; provided that his unvested equity awards would fully accelerate upon such a termination within two years after a change in control.  If Mr. Weber is terminated due to disability, he will receive, in addition to any accrued compensation or benefits, his base salary for the year of termination and vesting of all equity awards.  Further, Mr. Weber has agreed not to compete with, or solicit employees of, the Company for a period of one year after termination.

The foregoing description of the Weber Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the Weber Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On May 12, 2010, the Company issued a press release disclosing the departure of Mr. Shapiro and the appointment of Mr. Weber, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On May 11, 2010, the Board elected Usman Nabi as Chairman of the Board, and appointed members to its committees.  Kurt Cellar and Daniel Murphy were appointed as members of the audit committee, with Mr. Cellar appointed as Chair.  Jon Luther, Charles Koppelman and Stephen Owens were appointed as members of the compensation committee, with Mr. Luther appointed as Chair.  John Baker, Mr. Koppelman and Mr. Cellar were appointed as members of the nominating and corporate governance committee, with Mr. Baker appointed as Chair, and Mr. Nabi and Mr. Owens were appointed as members of the executive committee.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2010, the Board adopted amendments to the Company’s Amended and Restated Bylaws, to provide that special meetings of the Board may be called by the Chairman of the Board and will be called by the Chairman of the Board or the Secretary of the Company on the written request of at least two directors then in office, or the sole director, as the case may be.  The Amended and Restated Bylaws had previously granted the foregoing authority and obligation to the Chief Executive Officer of the Company in addition to the Chairman and Secretary.  The Board also amended the Company’s Amended and Restated Bylaws to provide that the Board shall fix the compensation of all executive officers of the Company, and all officers and agents of the Company, that are also directors of the Company.  Previously, the Amended and Restated Bylaws had granted this authority to the Board or any committee thereof.  The Board intends to delegate determination of compensation matters to a committee of the Board, but will retain the right of final approval over such matters.

The foregoing description of the amendments to the Company’s Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws, as so amended, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Six Flags Entertainment Corporation.

10.1	Employment Agreement, by and between Alexander Weber, Jr. and Six Flags Entertainment Corporation, dated May 11, 2010.

99.1	Press Release, dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: May 14, 2010	By:	/s/ James M. Coughlin
Name: James M. Coughlin
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Six Flags Entertainment Corporation.

10.1	Employment Agreement, by and between Alexander Weber, Jr. and Six Flags Entertainment Corporation, dated May 11, 2010.

99.1	Press Release, dated May 12, 2010.